Exhibit 4.3

D.R. HORTON, INC.,

THE GUARANTORS PARTY HERETO,

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as

Trustee

and

BRANCH BANKING AND TRUST COMPANY

as

Series Trustee with respect to the 2.550% Senior Notes due 2020

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of October 10, 2019

Supplementing the Indenture

Dated as of May 1, 2012

with respect to the

2.550% Senior Notes due 2020

4.000% Senior Notes due 2020

4.375% Senior Notes due 2022

4.750% Senior Notes due 2023

5.750% Senior Notes due 2023

THIS ELEVENTH SUPPLEMENTAL INDENTURE, dated as of October 10, 2019 (the “Effective Date”), to the Indenture, dated as of May 1, 2012 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among D.R. HORTON, INC., a Delaware corporation (the “Company”), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (which include all entities listed as an Existing Guarantor on the signature pages hereof), AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as trustee (the “Trustee”), and BRANCH BANKING AND TRUST COMPANY, as series trustee with respect to the 2.550% Senior Notes due 2020 (the “Series Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as the Indenture provides;

WHEREAS, pursuant to the Second Supplemental Indenture, dated as of September 14, 2012, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 4.375% Senior Notes due 2022 (the “4.375% Notes”);

WHEREAS, pursuant to the Fourth Supplemental Indenture, dated as of February 5, 2013, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 4.750% Senior Notes due 2023 (the “4.750% Notes”);

WHEREAS, pursuant to the Sixth Supplemental Indenture, dated as of August 5, 2013, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 5.750% Senior Notes due 2023 (the “5.750% Notes”);

WHEREAS, pursuant to the Eighth Supplemental Indenture, dated as of February 9, 2015, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 4.000% Senior Notes due 2020 (the “4.000% Notes,” and, together with the 4.375% Notes, the 4.750% Notes and the 5.750% Notes, the “AST Notes”);

WHEREAS, pursuant to the Ninth Supplemental Indenture, dated as of December 5, 2017, among the Company, the guarantors party thereto, the Trustee and the Series Trustee, the Company issued a series of Securities designated as its 2.550% Senior Notes due 2020 (the “2.550% Notes,” and, together with the AST Notes, the “Notes”);

WHEREAS, the Company has organized certain new Subsidiaries of the Company (the “Additional Guarantors”) and intends to cause such Additional Guarantors to guarantee future issuances of the Company’s Publicly Traded Debt Securities;

WHEREAS, pursuant to Section 4.05 of the Indenture, if any Subsidiary of the Company that is not a Guarantor shall guarantee any of the Company’s Publicly Traded Debt Securities, then such Subsidiary is required to execute and deliver to the Trustee and the Series Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in the Indenture;

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WHEREAS, the execution of this Eleventh Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the applicable sole member of each of the Additional Guarantors and all things necessary to make this Eleventh Supplemental Indenture a legal, valid, binding and enforceable obligation of the Company and each of the Additional Guarantors according to its terms have been done and performed;

NOW THEREFORE, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the AST Notes, and with the Series Trustee for the equal and ratable benefit of the holders of the 2.550% Notes, as follows:

ARTICLE I.

ADDITIONAL GUARANTORS

1.1.    In accordance with Section 4.05 of the Indenture and as provided in Article Nine of the Indenture and the Form of Notation on Security Relating to Guarantee attached thereto, the following Additional Guarantors hereby unconditionally guarantee, effective as of the Effective Date, all of the Company’s obligations under the Notes and the Indenture, as it relates to the Notes, on the terms set forth in the Indenture, including without limitation Article Nine thereof:

Name	Jurisdiction of Organization
DRH - HWY 114, LLC	Delaware
DRH Regrem XLII, LLC	Delaware
DRH Regrem XLIII, LLC	Delaware
DRH Regrem XLIV, LLC	Delaware
DRH Regrem XLV, LLC	Delaware
DRH Regrem XLVI, LLC	Delaware
DRH Regrem XLVII, LLC	Delaware
DRH Regrem XLVIII, LLC	Delaware
DRH Regrem XLIX, LLC	Delaware
DRH Regrem L, LLC	Delaware
DRH Regrem LI, LLC	Delaware
DRH Regrem LII, LLC	Delaware
DRH Regrem LIII, LLC	Delaware
DRH Regrem LIV, LLC	Delaware
DRH Regrem LV, LLC	Delaware

1.2    The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the AST Notes.

1.3    The Series Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantee affixed to the 2.550% Notes.

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ARTICLE II.

MISCELLANEOUS

2.1.    This Eleventh Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Eleventh Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

2.2    The parties may sign any number of copies of this Eleventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.3    In the event that any provision in this Eleventh Supplemental Indenture or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.4    The article headings herein are for convenience only and shall not affect the construction hereof.

2.5    Any capitalized term used in this Eleventh Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

2.6    All covenants and agreements in this Eleventh Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Eleventh Supplemental Indenture shall bind its successors and assigns.

2.7    The laws of the State of New York shall govern this Eleventh Supplemental Indenture, the Notes and the Guarantees.

2.8    Except as amended by this Eleventh Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.9    This Eleventh Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or of any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Eleventh Supplemental Indenture.

2.10    All liability described in paragraph 11 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

2.11    The Trustee and the Series Trustee accept the modifications of the trust effected by this Eleventh Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee and the Series Trustee assume no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, and the Trustee and the Series Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Eleventh Supplemental Indenture and the Trustee and the Series Trustee make no representation with respect thereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, all as of the day and year first above written.

D.R. HORTON, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Eleventh Supplemental Indenture]

EXISTING GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.	CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY	CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.	CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. - BIRMINGHAM	D.R. HORTON, INC. -CHICAGO
D.R. HORTON, INC. - DIETZ-CRANE	D.R. HORTON, INC. - GREENSBORO
D.R. HORTON, INC. - GULF COAST	D.R. HORTON, INC. - HUNTSVILLE
D.R. HORTON, INC. - JACKSONVILLE	D.R. HORTON, INC. - LOUISVILLE
D.R. HORTON, INC. - MIDWEST	D.R. HORTON, INC. - MINNESOTA
D.R. HORTON, INC. - NEW JERSEY	D.R. HORTON, INC. - PORTLAND
D.R. HORTON, INC. - TORREY	D.R. HORTON BAY, INC.
D.R. HORTON CA2, INC.	D.R. HORTON CA3, INC.
D.R. HORTON CRUCES CONSTRUCTION, INC.	D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.	D.R. HORTON MATERIALS, INC.
D.R. HORTON VEN, INC.	DRH CONSTRUCTION, INC.
DRH REGREM XIV, INC.	DRH REGREM XV, INC.
DRH REGREM XVI, INC.	DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.	DRH REGREM XIX, INC.
DRH REGREM XX, INC.	DRH REGREM XXI, INC.
DRH REGREM XXII, INC.	DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.	DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.	DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.	MEADOWS I, LTD.
MEADOWS II, LTD.	MEADOWS VIII, LTD.
MEADOWS IX, INC.	MEADOWS X, INC.
MELODY HOMES, INC.	SCHULER HOMES OF ARIZONA LLC
SCHULER HOMES OF CALIFORNIA, INC.	SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.	SHA CONSTRUCTION LLC
SHLR OF CALIFORNIA, INC.	SHLR OF NEVADA, INC.
SHLR OF WASHINGTON, INC.	SRHI LLC
SSHI LLC	VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC HOUSING, INC.	WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Eleventh Supplemental Indenture]

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc.,
its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON - EMERALD, LTD.
D.R. HORTON - TEXAS, LTD.
D. R. HORTON MANAGEMENT COMPANY, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd.,
its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY L.L.C.

By:	Meadows IX, Inc.,
a Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By:	Meadows X, Inc.,
a Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC

By:	D.R. Horton, Inc. -Chicago,
its Sole Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Eleventh Supplemental Indenture]

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Sole Member or General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON - SCHULER HOMES, LLC

By:	Vertical Construction Corporation,
its Manager

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

LEXINGTON HOMES - DRH, LLC
PACIFIC RIDGE - DRH, LLC

By:	SHLR of Washington, Inc.,
its Sole Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Eleventh Supplemental Indenture]

D.R. Horton - Crown, LLC
D.R. Horton - Georgia, LLC
D.R. Horton - Highland, LLC
D.R. Horton - Iowa, LLC
D.R. Horton - Regent, LLC
D.R. Horton - Terramor, LLC
D.R. Horton - WPH, LLC
D.R. Horton Serenity Construction, LLC

By:	D.R. Horton, Inc.
its Sole Member

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON CA4, LLC

By:	Western Pacific Housing, Inc.
its Sole Member

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON - CHAUSTIN, LLC

By:	Continental Homes of Texas, L.P.
its Sole Member

	By:	CHTEX of Texas, Inc.
its General Partner

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Eleventh Supplemental Indenture]

D.R. HORTON - INDIANA, LLC

By:	D.R. Horton, Inc. - Midwest
its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON - COLORADO, LLC

By:	Melody Homes, Inc.
its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON - PERMIAN, LLC

By:	D.R. Horton - Texas, Ltd.,
its Member

By: Meadows I, Ltd.,
its General Partner

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

WALKER DRIVE, LLC

By: D.R. Horton BAY, Inc.
its Member

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Eleventh Supplemental Indenture]

ADDITIONAL GUARANTORS:

DRH REGREM XLII, LLC
DRH REGREM XLIII, LLC
DRH REGREM XLIV, LLC
DRH REGREM XLV, LLC
DRH REGREM XLVI, LLC
DRH REGREM XLVII, LLC
DRH REGREM XLVIII, LLC
DRH REGREM XLIX, LLC
DRH REGREM L, LLC
DRH REGREM LI, LLC
DRH REGREM LII, LLC
DRH REGREM LIII, LLC
DRH REGREM LIV, LLC
DRH REGREM LV, LLC

By:	D.R. Horton, Inc.,
its Sole Member

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH - HWY 114, LLC

By:	D.R. Horton - Texas, Ltd.,
its Member

	By:	Meadows I, Ltd.,
its General Partner

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Eleventh Supplemental Indenture]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Trustee

By:	/s/ Paul H. Kim
Name:	Paul H. Kim
Title:	Assistant General Counsel

BRANCH BANKING AND TRUST COMPANY as Series Trustee

By:	/s/ Greg Yanok
Name:	Greg Yanok
Title:	Vice President

[Signature page to the Eleventh Supplemental Indenture]